AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 10, 1999
                                                    REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                   ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD.
             (Exact name of registrant as specified in its charter)


        Delaware                        1040                               13-3858917
(State or other jurisdiction            (Primary Standard               (I.R.S. employer
of incorporation or organization)   Classification Code Number)     identification number)

                           200 EAST PALMETTO PARK ROAD
                       SUITE 200BOCA RATON, FLORIDA 33431
                                 (561) 393-6685
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                   ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD.
                         STOCK OPTION AND INCENTIVE PLAN
                            (Full Title of the Plan)

                      HARRY WINDERMAN, ESQ.GENERAL COUNSEL
                   ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD.
                           200 EAST PALMETTO PARK ROAD
                       SUITE 200 BOCA RATON, FLORIDA 33431
                                 (561) 393-6685
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At a time or times as may be determined by the selling stockholders after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
Title of Each Class of               Amount to be     Proposed           Proposed            Amount of
Securities to be Registered          registered       Maximum            Maximum             registration
                                                      Aggregate          Aggregate           Fee
                                                      Offering Price     Offering Price
                                                      Per Share
------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value        250,000(1)       $2.75(1)(2)        $687,500(1)         $191.13
------------------------------------------------------------------------------------------------------------
Total     $
------------------------------------------------------------------------------------------------------------

(1) Includes shares issuable under the registrant's Stock Option and Incentive Plan. Also registered are the undetermined number of shares of common stock that may be issued to adjust for any mergers or other anti-dilutive events described in the Stock Option and Incentive Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Exchange Act of 1933, as amended, based on $2.75, the per share average of high and low sales prices of the common stock on the Nasdaq Over-the-Counter Market on August 5, 1999.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference by Atlantic International Entertainment, Ltd. (the "Company") and made a part hereof:

            (a) The Company's Registration Statement Form 10-SB filed with the Commission on November 15, 1995 and amended on Form 10-SB/A filed with the Commission on March 1, 1996;

            (b) The Company's Annual Report on Form 10-KSB for the year ending December, 1998 and the Quarterly Report on Form 10-QSB for the
Quarter  ended March 31, 1999; and

            (c) The Company's Current Reports on Form 8-K dated July 16, 1996, November 18, 1996, December 19, 1996, January 30, 1997, and July 6, 1999.

            All reports and other documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

            Not applicable.
                                        3

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 102 of the Delaware General Corporation Law, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant has limited the liability of its directors for money damages in Article VIII of its Amended and Restated Certificate of Incorporation (its "Charter"), which reads as follows:

            No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except liability for (i) any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law; or (iv) any transaction from which the director derived any improper personal benefit. The foregoing sentence notwithstanding, if the

General Corporation Law is hereafter amended to authorize further elimination or a limitation on the liability of a director of a corporation, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

            Any repeal or modification of this Article VIII by (i) the stockholders of the Corporation or (ii) amendment to the General Corporation Law of Delaware (unless statutory amendment specifically provides to the contrary) shall not adversely affect any right or protection, existing immediately prior to the effectiveness of repeal or modification with respect to any acts or omissions occurring either before or after repeal or modification, of a person serving as a director at the time of repeal or modification.

Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Registrant has provided for indemnification of directors, officers, employees and agents in Article VII of its Charter, which reads as follows:

The Corporation shall indemnify, and advance expenses to, its directors, officers, employees and agents, and all persons who at any time served as directors, officers, employees or agents of the Corporation, to the maximum extent permitted, and in the manner provided by, Section 145 of the Delaware General Corporation Law, as amended, or any successor provisions, and shall have power to make any other or further indemnity permitted under the laws of the State of Delaware. The indemnification provided for herein shall not be deemed exclusive of any other right to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of a person. Any repeal or modification of this Article VIII by (i) the stockholders of the Corporation or
(ii) amendment to the General Corporation Law of Delaware (unless statutory amendment specifically provides to the contrary) shall not adversely affect any right or protection, existing immediately prior to the effectiveness of repeal or modification with respect to any acts or omissions occurring either before or after repeal or modification, of a person serving as a director at the time of repeal or modification.

In addition, Section 5 of Article VII of the Bylaws of the Registrant, as amended, provides as follows:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange

Commission indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of issue.

Item 7.  Exemption From Registration Claimed

Not applicable.

Item 8.    Exhibits and Financial Statement Schedules.

      (a)         Exhibits:

           4.1     --       Specimen common stock certificate.

          *5.1     --       Opinion of Harry Winderman, Esq.
                            (included in Exhibit 23.2).

          10.1     --       Incentive stock Option Plan for Employees,
                            Directors, Consultants and Advisers.

         *10.1a    --       Incentive Stock Option Plan effective January 1,
                            1999.

         *23.1     --       Consent of Moore Stephens, P.C.

         *23.2     --       Consent of Harry Winderman, Esq.

         *24.0     --       Power of Attorney, included on the signature page to
                            this registration statement

__________________________

*     Included herein.

Item 9.     Undertakings.

The undersigned registrant undertakes:

            a.    File,   during   any  period  in  which  it  offers  or  sales
                  securities, a post-effective amendment to this registration statement to;

            (i) Include any prospectus required by Section 10 (a) (3) of the Securities Act of 1993;

            (ii)  Reflect  in  the   prospectus   any  facts  or  events  which,
                  individually or together, represent a fundamental change in the information in the registration statement;

            (iii) Include any additional or changed material  information on the plan of distributionnot previously disclosed in the Registration Statement or any material changes to such information in the Registration Statement;

                  provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

            b. For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and in the offering of securities at that time to be the initial bona fide offering.

            c. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against each such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Boca Raton, Florida, on the 2nd day of August, 1999.

                                    ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD.

                                    By: /s/ Richard Iamunno
                                       -----------------------------------
                                        Richard Iamunno, President

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Norman J. Hoskin and Richard Iamunno and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             Pursuant  to  the   requirements   of  the  Securities   Act,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                   Title                              Date

/s/  John Copelyn                 Chairman of the Board         August 2, 1999
----------------------------
     John Copelyn
/s/  Richard A. Iamunno           President, Chief Executive    August 2, 1999
----------------------------      Officer and Director
        Richard A. Iamunno


                                  Director
----------------------------
        Jeffrey Hurwitz
                                  Director
----------------------------
        Martin McCarthy

/s/     Marcel Golding            Director                      August 2, 1999
----------------------------
        Marcel Golding

                                  Director
----------------------------
        Dr. Leonard Haimes

/s/     Peter Lawson              Chief Financial Officer,      August 2, 1999
----------------------------      Principal Accounting
          Peter Lawson            Officer and Director